Exhibit 5

RICHARDS, LAYTON & FINGER

A PROFESSIONAL ASSOCIATION

ONE RODNEY SQUARE

920 NORTH KING STREET

WILMINGTON, DELAWARE 19801

(302) 651-7700

FAX: (302) 651-7701

WWW.RLF.COM

May 12, 2008

Wells Fargo & Company

420 Montgomery Street

San Francisco, CA 94163

Re:	Wells Fargo Capital XIII-XX

Ladies and Gentlemen:

We have acted as special Delaware counsel for Wells Fargo & Company, a Delaware corporation (the “Company”) and Wells Fargo Capital XIII, Wells Fargo Capital XIV, Wells Fargo Capital XV, Wells Fargo Capital XVI, Wells Fargo Capital XVII, Wells Fargo Capital XVIII, Wells Fargo Capital XIX and Wells Fargo Capital XX, each a Delaware statutory trust (each a “Trust” and collectively, the “Trusts”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)	The Declaration of Trust and Trust Agreement for Wells Fargo Capital XIII, dated as of April 22, 2004, among the Company and the trustees named therein;

(b)	The Declaration of Trust and Trust Agreement for each of Wells Fargo Capital XIV-XX, each dated as of March 14, 2008, among the Company and the trustees named therein;

(c)	A certified copy of the Certificate of Trust of Wells Fargo Capital XIII, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on April 22, 2004 as amended by the Certificate of Amendment thereto, as filed in the office of the Secretary of State on May 7, 2008 (as so amended, the “WF XIII Certificate of Trust”);

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May 12, 2008

(d)	A certified copy of the Certificate of Trust for each of Wells Fargo Capital XIV-XX (collectively, the “WF XIV-XX Certificates of Trust” and, together with the WF XIII Certificate of Trust, the “Certificates of Trust”) each as filed with the Secretary of State on March 14, 2008;

(e)	Post-Effective Amendment No. 2 to the Registration Statement (the “Registration Statement”) on Form S-3 (Registration Nos. 333-135006 and 333-135006-02) filed by the Company and the Trusts with the Securities and Exchange Commission (the “SEC”) on May 12, 2008 including a prospectus and a preliminary prospectus supplement (the “Prospectus”), relating to Preferred Securities, Normal Preferred Purchase Securities, Stripped Preferred Purchase Securities and Capital Preferred Purchase Securities, in each case representing preferred undivided beneficial interests in the assets of the applicable Trusts (each, a “Capital Security” and collectively, the “Capital Securities;

(f)	A form of Amended and Restated Declaration of Trust and Trust Agreement of a Trust, to possibly be entered into among the Company, the trustees named therein and the holders, from time to time, of the undivided beneficial ownership interests in the assets of the applicable Trust (attached as exhibit 4(d) to the Registration Statement) (the “Preferred Securities Trust Agreement”);

(g)	A form of Amended and Restated Declaration of Trust and Trust Agreement of a Trust, to possibly be entered into among the Company, the trustees named therein and the holders, from time to time, of the undivided beneficial ownership interests in the assets of the applicable Trust (attached as exhibit 4(f) to the Registration Statement) (the “Normal, Stripped and Capital Preferred Purchase Securities Trust Agreement”, and together with the Preferred Securities Trust Agreement, the “Trust Agreements”);and

(h)	A Certificate of Good Standing for each Trust, each dated May 9, 2008, obtained from the Secretary of State of the State of Delaware.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements, except that reference herein to any document shall mean such document as in effect on the date hereof.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (h) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (h) above) that is referred to in or incorporated by reference into the documents reviewed by

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May 12, 2008

us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the applicable Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the applicable Trust, that the applicable Certificate of Trust is in full force and effect and has not (and will not) been amended and that the applicable Trust Agreement will be in full force and effect and will be executed in the form reviewed by us, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Capital Security is to be issued by a Trust (collectively, the “Capital Security Holders”) of a Capital Securities Certificate for such Capital Security and the payment for the Capital Security acquired by it, in accordance with the Trust Agreement and as contemplated by the Registration Statement, and (vii) that the Capital Securities are issued and sold to the Capital Security Holders in accordance with the Trust Agreement and as contemplated by the Registration Statement, and as described in the Prospectus. We have not participated in the preparation of the Registration Statement or Prospectus and assume no responsibility for their contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq.

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May 12, 2008

2. The Capital Securities of each Trust have been duly authorized by the applicable Trust Agreement and, when executed and delivered in accordance with the applicable Trust Agreement and the Registration Statement, will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of the applicable Trust.

3. The Capital Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated to make certain payments under the applicable Trust Agreement.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading “Validity of Securities” in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by any other Person for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

DKD/JWP